EXHIBIT 11



CONSOLIDATED NATURAL GAS COMPANY AND SUBSIDIARIES

COMPUTATION OF PER SHARE EARNINGS (Note 1)
(In Thousands, Except Per Share Data)

________________________________________________________________________________
_________________________
                                                                Six Months to
Three Months to
                                                                   June 30
June 30
                                                           _____________________
_____________________
                                                              1995       1994
1995        1994
________________________________________________________________________________
_________________________
EARNINGS (LOSS) PER SHARE OF COMMON STOCK,
  as Shown on the Consolidated
  Statement of Income

  Net income (loss)  . . . . . . . . . . . . . . . . .     $(54,908)    $133,987
$(33,512)    $  3,069
                                                           ________     ________
________     ________

  Average common shares outstanding. . . . . . . . . .       93,113       92,977
93,180       93,014
                                                           ________     ________
________     ________

    Earnings (loss) per share of common stock  . . . .     $   (.59)    $   1.44
$   (.36)    $    .03
                                                           ========     ========
========     ========


PRIMARY EARNINGS (LOSS) PER SHARE

  Net income (loss)  . . . . . . . . . . . . . . . . .     $(54,908)    $133,987
$(33,512)    $  3,069
                                                           ________     ________
________     ________

  Average common shares outstanding. . . . . . . . . .       93,113       92,977
93,180       93,014
  Incremental shares resulting from
    assumed exercise of stock options. . . . . . . . .           67          110
113           61
                                                           ________     ________
________     ________
  Average common shares, as adjusted . . . . . . . . .       93,180       93,087
93,293       93,075
                                                           ________     ________
________     ________

    Primary earnings (loss) per share  . . . . . . . .     $   (.59)(2) $   1.44
$   (.36)(2) $    .03
                                                           ========     ========
========     ========


FULLY DILUTED EARNINGS (LOSS) PER SHARE

  Net income (loss)  . . . . . . . . . . . . . . . . .     $(54,908)    $133,987
$(33,512)    $  3,069
  Interest on 7 1/4% Convertible Subordinated
    Debentures, net of tax effect. . . . . . . . . . .        5,858        6,048
2,884        3,019
                                                           ________     ________
________     ________
  Net income (loss), as adjusted . . . . . . . . . . .     $(49,050)    $140,035
$(30,628)    $  6,088
                                                           ________     ________
________     ________

  Average common shares outstanding. . . . . . . . . .       93,113       92,977
93,180       93,014
  Incremental shares resulting from
    assumed exercise of stock options. . . . . . . . .           89          181
114          171
  Shares issuable from assumed conversion
    of 7 1/4% Convertible Subordinated
    Debentures . . . . . . . . . . . . . . . . . . . .        4,559        4,595
4,559        4,595
                                                           ________     ________
________     ________
  Average common shares, as adjusted . . . . . . . . .       97,761       97,753
97,853       97,780
                                                           ________     ________
________     ________

    Fully diluted earnings (loss) per share  . . . . .     $   (.50)(2) $   1.43
$   (.31)(2) $    .06(2)
                                                           ========     ========
========     ========

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_________________________

Notes:
(1) This calculation is submitted in accordance with Regulation S-K Item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.
(2) This calculation is submitted in accordance with Regulation S-K Item 601(b)(11) although it is contrary to either paragraph 30 or 40 of APB Opinion No. 15 because the assumed exercise of stock options and/or the assumed conversion of the 7 1/4% Convertible Subordinated Debentures produce an antidilutive result.
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